                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                  July 8, 1999

                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                        1-11656                        42-1283895
(State or other                  (Commission                    (I.R.S. Employer
 jurisdiction of                  File Number)                   Identification
 incorporation)                                                  Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On July 8, 1999, General Growth Properties, Inc. (the "Company") and GGP Limited Partnership entered into an Underwriting Agreement with Lehman Brothers Inc. (the "Underwriter"), relating to the issuance and sale by the Company of 10,000,000 shares of its common stock for an aggregate purchase price of $332,225,000, or $33.2225 per share. The issuance and sale of the common stock was consummated on July 14, 1999. The Company has granted the Underwriter an option, exercisable for 30 days after July 8, 1999, to purchase up to 1,000,000 additional shares of common stock, solely to cover over-allotments. If this option is exercised in full, the total proceeds to the Company will be $365,447,500, before deducting expenses payable by the Company, estimated to be approximately $500,000. The net proceeds to the Company from the offering, after deduction of expenses payable by the Company, are estimated to be approximately $331,725,000 ($364,947,500 if the Underwriter's overallotment option is exercised in full). The shares of common stock were registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (File No. 333-37247).


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a), (b) not applicable.

         (c) Exhibits

         See Exhibit Index attached hereto and incorporated herein.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GENERAL GROWTH PROPERTIES, INC.



                                          By:/s/ Bernard Freibaum
                                          -------------------------------
                                          Bernard Freibaum
                                          Executive Vice President and
                                          Chief Financial Officer

Date:  July 14, 1999
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                                  EXHIBIT INDEX

Exhibit                                Name                                     Page
Number                                                                          Number
1.1               Underwriting Agreement, dated July 8, 1999, among General
                  Growth Properties, Inc., GGP Limited Partnership and Lehman
                  Brothers Inc.

8.1               Tax Opinion of Neal, Gerber & Eisenberg, counsel for the
                  Company.

23.1 Consent of Neal, Gerber & Eisenberg (included in Exhibit 8.1).